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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                 event report):
                                  March 5, 2003

                             PETROCORP INCORPORATED
             (Exact name of registrant as specified in its charter)

         Texas                       0-22650                     76-0380430
----------------------------      -------------            -------------------
(State or other jurisdiction      (Commission                  (IRS Employer
 of incorporation)                 File Number)            Identification No.)

                  6733 South Yale Avenue, Tulsa, Oklahoma 74136
               (Address of principal executive offices) (zip code)

                         Registrant's telephone number,
                              including area code:
                                 (918) 491-4500

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 5, 2003, PetroCorp Incorporated sold all of its Canadian subsidiaries, which held all its Canadian producing oil and gas properties and related facilities, to 1022694 Alberta Ltd., an affiliate of Enerplus Resources Fund, by way of a stock purchase transaction. The sales price was approximately $CDN168 million ($US112 Million) in cash, subject to a post-closing adjustment for certain working capital components. For additional information, see the press release attached as Exhibit 99(a) and the Share Purchase Agreement dated December 24, 2002 between PetroCorp Incorporated, 1022694 Alberta Ltd. and related parties filed as exhibit 10.24 to PetroCorp's 10-K filed March 20, 2003.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On March 17, 2003, the Board of Directors of PetroCorp Incorporated approved a common stock repurchase program which authorizes the purchase of up to 25% of the Company's common stock. As of March 17, 2003, PetroCorp had 12,655,726 shares of common stock outstanding. For additional information, see the press release attached as Exhibit 99(b).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (b) Pro forma financial information.

        No pro forma data to reflect the discontinued Canadian operations is included in this 8-K because that data is presented in the Company's recently filed 10-K.

        (c) Exhibits

                99(a) The Canadian Sale Press Release

                99(b) The Stock Repurchase Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PETROCORP INCORPORATED

                           By: /s/ Gary R. Christopher
                               -----------------------
                           Gary R. Christopher,
                           President and Chief
                           Executive Officer

Date: March 20, 2003

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                                  EXHIBIT INDEX

Exhibit No.   Description
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99(a)         The Canadian Sale Press Release

99(b)         The Stock Repurchase Press Release